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APL Variable Annuity Account 1
File No. 33-57731/812-9484

                           EXHIBIT INDEX

Exhibit 10:    Consent of Independent Auditors.

Exhibit 11:    Report of Independent Auditors dated May 19, 1995.

Exhibit 14.1:  Financial Data Schedule.

Exhibit 14.2:  Power of Attorney.